Exhibit 99.1

April 24, 2017
Limelight Networks Reports Financial Results for the First Quarter of 2017

•	Q1 Revenue of $44.7 million, up 8 percent year over year

•	Q1 GAAP gross margin of 47.3%, up 710 basis points, year over year

•	Q1 GAAP EPS of $(0.03) and Non-GAAP EPS of $0.02

•	Cash and marketable securities of $60.9 million

•	Raising 2017 revenue, gross margin, Non-GAAP earnings per share, and Adjusted EBITDA guidance
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $44.7 million for the first quarter of 2017, up 8 percent, compared to $41.4 million in the first quarter of 2016, and up 2% compared to $43.8 million in the fourth quarter of 2016. Currency headwinds negatively impacted year-over-year comparison by $0.3 million and the sequential comparison by $0.1 million.
GAAP gross margin was 47.3% in the first quarter of 2017, an increase of 710 basis points from 40.2% in the first quarter of 2016.
Limelight reported a net loss of $3.3 million, or $0.03 per basic share, for the first quarter of 2017, compared to a net loss of $5.9 million, or $0.06 per basic share, for the first quarter of 2016.
Non-GAAP net income was $1.6 million, or $0.02 per basic share, for the first quarter of 2017, compared to a non-GAAP net loss of $1.3 million, or $0.01 per basic share, for the first quarter of 2016.
EBITDA was $1.7 million for the first quarter of 2017, compared to negative $0.7 million for the first quarter of 2016. Adjusted EBITDA was $6.7 million for the first quarter of 2017 compared to $4.0 million for the first quarter of 2016.
Limelight ended the first quarter with 528 employees and employee equivalents, up from 510 at the end of the fourth quarter of 2016, and up from 501 at the end of the first quarter of 2016.
“Our first quarter results were strong, and ahead of expectations. We have a clear strategy to deliver against aggressive targets for 2017. Strong execution in the first quarter demonstrates our ability to successfully navigate through continuous changes in a healthy industry. Our customers are trusting us with more of their business, our employee turnover is at the lowest level in years, our financial performance is improving across multiple dimensions, and overall our competitive position is stronger than ever,” said Bob Lento, Chief Executive Officer at Limelight.
“We are all very proud of the many operational achievements that Limelight’s talented staff are driving, which are manifesting in improving financial results, accelerating business growth, and increasing market share. Pricing discipline is evident in our robust gross margin improvement, and increasingly, we are winning business based on service quality and capabilities, rather than purely on pricing. Based on the strong foundation we have laid, and the strength of our first quarter, we are raising the full year guidance across multiple measures,” Mr. Lento added.
Based on current conditions, for the full-year 2017, we are providing the following updates to our previously announced guidance for 2017:

Exhibit 99.1

Limelight Networks, Inc.
2017 Guidance

2017 Guidance
	April 24, 2017	February 8, 2017
Revenue	$177 to $181 million	$175 to $180 million

Gross margin percentage	Expansion of 200 basis points over 2016	Expansion of more than 150 basis points over 2016

Non-GAAP EPS	$0.03 to $0.06	$0.02 to $0.06

Adjusted EBITDA	$23 to $27 million	$22 to $26 million

Capital expenditures	Approx. $20 million	Approx. $20 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,152	$21,734
Marketable securities	41,676	44,453
Accounts receivable, net	26,191	27,418
Income taxes receivable	99	125
Prepaid expenses and other current assets	3,989	4,865
Total current assets	91,107	98,595
Property and equipment, net	30,204	30,352
Marketable securities, less current portion	40	40
Deferred income taxes	1,193	1,105
Goodwill	76,702	76,243
Other assets	1,806	1,794
Total assets	$201,052	$208,129
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,558	$8,790
Deferred revenue	1,845	2,138
Income taxes payable	193	188
Provision for litigation	18,000	18,000
Other current liabilities	10,600	12,836
Total current liabilities	39,196	41,952
Deferred income taxes	154	152
Deferred revenue, less current portion	13	22
Provision for litigation, less current portion	22,500	27,000
Other long-term liabilities	1,238	1,435
Total liabilities	63,101	70,561
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 107,979 and 107,059 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	108	107
Additional paid-in capital	493,567	490,819
Accumulated other comprehensive loss	(10,067)	(11,038)
Accumulated deficit	(345,657)	(342,320)
Total stockholders’ equity	137,951	137,568
Total liabilities and stockholders’ equity	$201,052	$208,129

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Percent	March 31,	Percent
	2017	2016	Change	2016	Change
Revenues	$44,735	$43,778	2%	$41,422	8%
Cost of revenue:
Cost of services (1)	19,007	19,642	(3)%	20,110	(5)%
Depreciation — network	4,557	4,474	2%	4,668	(2)%
Total cost of revenue	23,564	24,116	(2)%	24,778	(5)%
Gross profit	21,171	19,662	8%	16,644	27%
Gross profit percentage	47.3%	44.9%		40.2%
Operating expenses:
General and administrative (1)	8,514	7,960	7%	6,808	25%
Sales and marketing (1)	9,267	8,215	13%	8,903	4%
Research and development (1)	6,220	6,094	2%	6,325	(2)%
Depreciation and amortization	589	590	—%	623	(5)%
Total operating expenses	24,590	22,859	8%	22,659	9%
Operating loss	(3,419)	(3,197)	7%	(6,015)	(43)%
Other income (expense):
Interest expense	(14)	(54)	(74)%	(179)	(92)%
Interest income	117	101	16%	6	1,850%
Other, net	87	(570)	(115)%	400	(78)%
Total other income (expense)	190	(523)	(136)%	227	(16)%
Loss before income taxes	(3,229)	(3,720)	(13)%	(5,788)	(44)%
Income tax expense	108	199	(46)%	158	(32)%
Net loss	$(3,337)	$(3,919)	(15)%	$(5,946)	(44)%

Net loss per share:
Basic and diluted	$(0.03)	$(0.04)		$(0.06)

Weighted average shares used in per share calculation:
Basic and diluted	107,363	105,942		102,693

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2017	2016	2016
Share-based compensation:
Cost of services	$359	$375	$473
General and administrative	1,534	1,951	1,826
Sales and marketing	620	776	737
Research and development	562	581	460
Total share-based compensation	$3,075	$3,683	$3,496

Depreciation and amortization:
Network-related depreciation	$4,557	$4,474	$4,668
Other depreciation and amortization	589	590	617
Amortization of intangible assets	—	—	6
Total depreciation and amortization	$5,146	$5,064	$5,291

Net decrease in cash, cash equivalents and marketable securities:	$(5,359)	$(8,213)	$(48,861)

End of period statistics:
Approximate number of active customers	813	851	926

Number of employees and employee equivalents	528	510	501

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2017	2016	2016
Operating activities
Net loss	$(3,337)	$(3,919)	$(5,946)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,146	5,064	5,291
Share-based compensation	3,075	3,683	3,496
Foreign currency remeasurement loss (gain)	289	76	(301)
Deferred income taxes	(50)	195	82
Gain on sale of property and equipment	(75)	(218)	—
Accounts receivable charges (recoveries)	249	101	(116)
Amortization of premium on marketable securities	83	48	19
Realized loss on sale of marketable securities	—	—	32
Changes in operating assets and liabilities:
Accounts receivable	978	(4,661)	(540)
Prepaid expenses and other current assets	914	315	3,583
Income taxes receivable	29	(15)	(13)
Other assets	(3)	22	342
Accounts payable and other current liabilities	(1,160)	(1,087)	(4,005)
Deferred revenue	(302)	730	473
Income taxes payable	(4)	68	(127)
Payments for provision for litigation	(4,500)	(4,500)	—
Other long term liabilities	(197)	(307)	900
Net cash provided by (used in) operating activities	1,135	(4,405)	3,170
Investing activities
Purchases of marketable securities	(4,526)	(45,629)	—
Sale and maturities of marketable securities	7,250	1,000	28,315
Change in restricted cash	—	—	(62,790)
Purchases of property and equipment	(5,745)	(4,897)	(1,421)
Proceeds from sale of property and equipment	58	504	—
Net cash used in investing activities	(2,963)	(49,022)	(35,896)
Financing activities
Principal payments on capital lease obligations	—	—	(159)
Payment of employee tax withholdings related to restricted stock vesting	(1,036)	(676)	(646)
Proceeds from line of credit	—	—	12,790
Proceeds from employee stock plans	111	1,839	43
Net cash (used in) provided by financing activities	(925)	1,163	12,028
Effect of exchange rate changes on cash and cash equivalents	171	(402)	159
Net decrease in cash and cash equivalents	(2,582)	(52,666)	(20,539)
Cash and cash equivalents, beginning of period	21,734	74,400	44,680
Cash and cash equivalents, end of period	$19,152	$21,734	$24,141
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation and litigation expenses. We use

Exhibit 99.1

Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended
	March 31, 2017		December 31, 2016		March 31, 2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(3,337)	$(0.03)	$(3,919)	$(0.04)	$(5,946)	$(0.06)
Share-based compensation	3,075	0.03	3,683	0.03	3,496	0.03
Litigation expenses	1,909	0.02	1,998	0.02	1,178	0.01
Amortization of intangible assets	—	—	—	—	6	—
Non-GAAP net loss	$1,647	$0.02	$1,762	$0.02	$(1,266)	$(0.01)

Weighted average shares used in per share calculation:		107,363		105,942		102,693

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
U.S. GAAP net loss	$(3,337)	$(3,919)	$(5,946)
Depreciation and amortization	5,146	5,064	5,291
Interest expense	14	54	179
Interest and other (income) expense	(204)	469	(406)
Income tax expense	108	199	158
EBITDA	$1,727	$1,867	$(724)
Share-based compensation	3,075	3,683	3,496
Litigation expenses	1,909	1,998	1,178
Adjusted EBITDA	$6,711	$7,548	$3,950
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 888-317-6016 within the United States or +1 412-317-6016 outside of the U.S. The conference call will also be audio cast

Exhibit 99.1

live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of April 24, 2017, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships - all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter , Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2017 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ